SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made as of January 31, 2023, by and between Steven Saunders (“Employee”) and Bubblr, Inc., a Wyoming corporation (the “Company”). Employee and the Company shall collectively be referred to herein as the “Parties”, and each individually as a “Party.”

RECITALS

WHEREAS, Employee was employed by the Company, among other positions, as its Chief Executive Officer, Chief Commercial Officer and served as a member of the Company’s Board of Directors;

WHEREAS, Employee and the Company executed an Employment Agreement dated on or about July 1, 2021 that was amended and restated on May 31, 2022 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, Employee and the Company executed a Restricted Stock Unit Award Agreement dated on or about May 31, 2022 (the “RSU Award Agreement”);

WHEREAS, Employee ceased to be an employee and officer of the Company and as a member of the Board of Directors, effective on or before January 31, 2023 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to the Employment Agreement, the RSU Award Agreement, Employees board position and Employee’s employment with or separation from the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.  Departure. Employee hereby acknowledges and agrees that he ceased to be (a) an employee of Company, (b) an officer of Company and (c) a director of the Company, in each case, effective as of the Separation Date.

2.  Termination of Prior Agreements. The Parties acknowledge and agree that upon receipt of the fully executed counterparts of this Agreement and receipt by Employee of the Indebtedness Payment (described below), the obligations under the Employment Agreement, the RSU Award Agreement, or any other agreement that may exist between the Parties shall terminate and be of no further force or effect. Notwithstanding the foregoing, the Parties further acknowledge that the Company and Employee hereby waive any right to assert the restrictive covenants found in Article 6 of the Employment Agreement, and the Parties agree that Section 10 of this Agreement shall supplant the restrictive covenants in the Employment Agreement as of the date of executing this Agreement.

3.    Payment. In full satisfaction of all amounts due Employee, the Company agrees to pay Employee the total sum of $116,000 (“Indebtedness Payment”), payable according to the following schedule following the execution of this Agreement:

(a) , an initial lump sum of $12,000 on February 10, 2023, subject to customary withholdings for federal, state, and local taxes and other normal withholdings required by law; and

(b)   a second lump sum of $12,000 on February 20, 2023, subject to customary withholdings for federal, state, and local taxes and other normal withholdings required by law; and

(c)   an amount of $73,500 payable in installments monthly for a period of six (6) months beginning on February 28, 2023 and concluding on July 31, 2023, subject to customary withholdings for federal, state, and local taxes and other normal withholdings required by law; and

(d)    the remainder of $18,000 payable in a lump sum on or about August 31, 2023, subject to customary withholdings for federal, state, and local taxes and other normal withholdings required by law.

4.  Payment of Salary and Receipt of All Benefits. Except for the Indebtedness Payment, Employee acknowledges and represents that the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, restricted stock units, vesting, and any and all other benefits and compensation due to Employee through the Separation Date.

5.   Release of Claims. Employee agrees that the Indebtedness Payment represents settlement in full of all outstanding obligations owed to Employee by the Company and Bubblr Limited, and their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever voluntarily releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(a)	any and all claims relating to:

(i)	ownership of Company securities held by Employee;
(ii)	fiduciary duties of Releasees; or
(iii)	breach of any agreement by or between/among Releasees and Employee other than this Agreement.

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(b)    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(c)   any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase or sale of securities of the Company, including, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(d)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(e)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act;

(f)    any and all claims for violation of the federal or any state constitution;

(g)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(h)     any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement or other compensation received by Employee;

(i)   any and all claims airing under the Employment Agreement, the RSU Award Agreement, or any other agreement that may exist between the Parties and/or their termination;

(j)   claims for workers’ compensation, wages or any other compensation;

(k)   claims for benefits including, without limitation, those arising under the Employee Retirement Income Security Act; and

(l)   any and all claims for attorneys’ fees and costs.

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Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company. Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7.  Employee’s Acknowledgment of Tax Liability. Employee hereby acknowledges and agrees as follows: (a) nothing in this Agreement constitutes tax advice; (b) the Company does not take any responsibility, or have any liability to Employee with respect to Employee’s tax liability and/or Employee’s personal tax reporting; (c) Employee has been given the opportunity and encouraged to consult with Employee’s own attorney and to seek professional tax advice prior to execution of this Agreement; and (d) Employee agrees to indemnify the Company and hold it harmless from any liability for his taxes, interest or penalties that may be imposed as a result of under-payment or non-payment of income taxes on any amounts paid Employee under the terms of this Agreement.

8.  No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not, at the date hereof, intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

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9.    Non-Disparagement. Each Party shall at all times refrain from taking actions or making statements, written or oral, that denigrate, disparage, or defame the goodwill or reputation of the other Party. Employee and Company further agrees not to make any negative statement to third parties or Company employees relating to the Employee’s employment or any aspect of the business of the Company and not to make any statements to third parties or Company employees about the circumstances of the termination of Employee’s employment, or about Releasees, except as may be required by a court or governmental authorities. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

10.	Confidentiality; Inventions; Remedies.

(a)    Employee acknowledges and agrees that he had access to confidential information regarding the Company during his employment with the Company, including without limitation, information concerning the products, policies, practices, customers, pricing, costs, suppliers, methods, processes, techniques, finances, administration, employees, devices, trade secrets, and operations of the Company (“Confidential Information”). Employee acknowledges that this Confidential Information is in fact confidential, not known outside of the Company’s business, and is a valuable, special and/or a unique asset of the Company. Employee agrees that he will maintain in the strictest confidence and will not, directly or indirectly, intentionally or inadvertently, use, publish, or otherwise disclose to any person or entity whatsoever, any of the Confidential Information of or belonging to any of the Company or to any agent, joint venture, contractor, customer, vendor, or supplier of any of the Company regardless of its form, without the prior written explicit consent of the Company. Employee shall take all reasonable precautions to protect the inadvertent disclosure of Confidential Information.

(b)     All discoveries, designs, improvements, ideas, and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of the Company or any affiliate or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of the Company or any affiliate that have been or may be conceived, developed, or made by Employee during employment with the Company (hereinafter “Inventions”), either solely or jointly with others, shall automatically become the sole property of the Company. These obligations shall continue beyond the termination of Employee’s employment with respect to Inventions conceived, developed, or made by Employee during employment with the Company. The provisions of this Section 10(b) shall not apply to any Invention for which no equipment, supplies, facility, or trade secret information of the Company or any affiliate has been used by Employee and which is developed entirely on Employee’s own time, unless (a) such Invention relates (i) to the business of the Company or an affiliate or (ii) to the actual or demonstrably anticipated research or development of the Company or an affiliate, or

(b)	such Invention results from work performed by Employee for the Company.

(c)   Employee acknowledges that any breach by him of the provisions of this Section 10 of this Agreement shall cause irreparable harm to the Company and that a remedy at law for any breach or attempted breach of Section 10 of this Agreement will be inadequate, and agrees that the Company shall be entitled to exercise all remedies available to it, including specific performance and injunctive and other equitable relief, without the necessity of posting any bond, in the case of any such breach or attempted breach

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11.  No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

12.  Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

13.  Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

14.   No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

15.   Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

16.  Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

17.     Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement, including the Employment Agreement, the RSU Award Agreement and Employee’s relationship with the Company.

18.  No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chairperson, who is authorized to execute on behalf of the Company.

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19.   Governing Law. This Agreement shall be governed by the laws of the State of Wyoming without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of New York.

20.   Effective Date. Employee understands that: a) this Agreement shall be null and void if not executed by him within twenty one (21) days; and b) Employee may revoke this agreement within seven days following his execution of it. This Agreement will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). If Employee declines to sign this agreement or revokes it within 7 days of his execution, this Agreement shall be null and void, and Employee shall return the Indebtedness Payment to the Company if and to the extent paid to Employee prior to such date.

21.   Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

22.     Breach by Employee. Employee specifically agrees that the Company’s payments to Employee under this Agreement are made in return for Employee’s obligations set forth in this Agreement. Employee further agrees that if he breaches any of the obligations set forth in this Agreement, such a breach would cause harm to Company and its business, for which the Company may recover damages.

23.   Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his/her claims against the Company and any of the other Releasees, except as otherwise provided herein. Employee acknowledges that: (a) he has read this Agreement: (b) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his/her own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Agreement and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

BUBBLR, INC.

/s/ Matthew Loeb

By: Matthew Loeb

Its: Chairperson and Authorized Representative

/s/ Steven Saunders

Steven Saunders

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